Exhibit 10.1

AMENDMENT NO. 1 TO ACQUISITION AGREEMENT

The following provisions (the “Amendment”) are hereby incorporated into, and are hereby made a part of, that certain Acquisition Agreement, dated October 4, 2011 (the “Agreement”), by and among Consorteum Holdings, Inc., a Nevada corporation (the “Buyer”), Tarsin, Inc., a Nevada corporation (the “Company”), and Tarsin (Europe) LTD, a company organized under the laws of the United Kingdom (the “Seller”), and such provisions are effective retroactively to the date of the Agreement (the “Effective Date”).  All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

1.	Section 1.2.1 of the Agreement is hereby deleted and replaced as follows:

1.2.1      Purchase Price.  The purchase price for the Shares shall be 24.5 million shares of common stock of Buyer, currently equal to 4.9% of the Buyer’s outstanding common stock, on a fully-diluted basis (the “Purchase Shares”) and a cash payment of $3,000,000 to Seller as follows: (1) $200,000 no later than January 30, 2012, (2) $800,000 no later than March 31, 2012, (3) $1,000,000 no later than July 31, 2012, and (4) $1,000,000 no later than December 31, 2012;

2.	Section 1.2.3 of the Agreement is hereby deleted and replaced as follows:

1.2.3                 Seller License Agreement to Buyer.  Seller is the sole owner of the Capsa Mobile Platform technology (“Capsa”).  Seller agrees to enter into a licensing agreement with Company, whereby Seller shall grant to Company an exclusive, worldwide perpetual license to use, distribute, and sell Capsa in consideration of a 12.5% royalty fee on all net revenue resulting from the use of the CAPSA platform from Buyer (the “License Agreement”).  Seller acknowledges that the License Agreement is a material term of this Agreement of which the Buyer is placing reliance upon and, without which, the Buyer would not have otherwise been induced to enter into the Agreement;

3.	Section 1.2.6 of the Agreement is hereby deleted and replaced as follows:

1.2.6           Buyer’s Working Capital Obligation.  Buyer shall provide or procure the provision of working capital to Company as follows: (1) $300,000 no later than December 30, 2011, (2) an additional $250,000 no later than March 30, 2012, and (3) an additional $1,150,000 no later than December 31, 2012.  Failure to provide or procure the working capital as described herein shall constitute a material breach; and

4.	Section 3.3(b) of the Agreement is hereby deleted and replaced as follows:

(b)           Payment of Line of Credit with NAT West.  Prior to Closing, Buyer shall pay in full the existing outstanding balance owed by Seller on the line of credit established with NAT West.

5.	The following paragraph is hereby added to the Agreement:

If Buyer fails to pay when due any payments required under sections 1.2.1, 1.2.3 or 1.2.6 of the Agreement, then Seller, in addition to all other remedies it may have under the Agreement or in law and equity, shall have the right to terminate the License Agreement upon 15 calendar days written notice, and the right of termination shall become effective unless Buyer cures such breach within the 15 calendar day period.  Buyer hereby agrees that, upon such termination, all rights granted to Buyer under the License Agreement shall revert to Seller.

6.	The following provision is hereby added to the Agreement:

The Buyer agrees that the Company shall continue to provide engineering support to Seller for all service agreements that Seller currently has in place.

7.	All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of November 4, 2011.

BUYER:	THE COMPANY:

CONSORTEUM HOLDINGS, INC.,	TARSIN, INC.,
a Nevada corporation	a Nevada corporation

/s/ Joseph R. Cellur	/s/ John Osborne
By: Joseph R. Cellura	By: John Osborne
Its: Chief Executive Officer	Its: Chief Executive Officer

SELLER:

TARSIN (Europe) LTD,
a United Kingdom company

/s/ John Osborne
By: John Osborne
Its: Chief Executive Officer